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EXHIBIT NO. 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Navistar International Corporation and Navistar Financial Corporation on Form S-3 of our reports dated December 18, 2003 included in the Annual Reports on Form 10-K of Navistar International Corporation and Navistar Financial Corporation for the year ended October 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

February 19, 2004

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

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  EXHIBIT NO. 23.1
INDEPENDENT AUDITORS' CONSENT